Exhibit 23.2



               Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 21, 1997 appearing on page F-2 of Ocwen Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.



/s/ PRICE WATERHOUSE LLP
--------------------------------

Price Waterhouse LLP
Fort Lauderdale, Florida
January 27, 1998